Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George E. Crapple, certify that (i) the Annual Report of Nestor Partners (the “Partnership”) on Form 10-K for the period ending December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/George E. Crapple
George E. Crapple
Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner
Nestor Partners
March 30, 2011